Exhibit 99.1

JOINT FILING APPLICATION

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary Shares, $0.004 par value per share, of China SXT Pharmaceuticals, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

February 13, 2023
LIND GLOBAL FUND II LP

By:	Lind Global Partners II LLC
its General Partner

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

LIND GLOBAL PARTNERS II LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton